                                                                  EX-99.906 CERT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Sections 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2004 of LEVCO Series Trust (the "Registrant").

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer's knowledge:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



March 8, 2005
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Date

                                           /s/ John A. Levin
                                           ----------------------------------
                                           John A. Levin
                                           Chairman and President
                                           LEVCO Series Trust

                                           /s/ Glenn A. Aigen
                                           ----------------------------------
                                           Glenn A. Aigen
                                           Chief Financial Officer and Treasurer
                                           LEVCO Series Trust

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.